As filed with the Securities and Exchange Commission on October 8, 2014

Registration No. 333-196850

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Shell Midstream Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	4610	46-5223743
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

One Shell Plaza

910 Louisiana Street

Houston, Texas 77002

(713) 241-6161

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lori M. Muratta

Vice President, General Counsel and Secretary

Shell Midstream Partners GP LLC

One Shell Plaza

910 Louisiana Street

Houston, Texas 77002

(713) 241-2973

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kelly B. Rose Hillary H. Holmes Andrew J. Ericksen Baker Botts L.L.P. 910 Louisiana Street Houston, Texas 77002 (713) 229-1234	Douglas E. McWilliams Gillian A. Hobson Vinson & Elkins L.L.P. 1001 Fannin Street Suite 2500 Houston, Texas 77002 (713) 758-2222

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 is being filed for the purpose of filing Exhibits 1.1, 3.2, 3.4 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7 to the Registration Statement (File No. 333-196850). No changes or additions are being made hereby to the Prospectus constituting Part I of the Registration Statement (not included herein) or to Items 13, 14, 15 or 17 of Part II of this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

Set forth below are the expenses (other than underwriting discounts) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the SEC registration fee, the FINRA filing fee and the NYSE filing fee, the amounts set forth below are estimates.

SEC registration fee		$96,600
FINRA filing fee		113,000
NYSE listing fee		125,000
Printing and engraving expenses		*
Fees and expenses of legal counsel		*
Accounting fees and expenses		*
Transfer agent and registrar fees		*
Miscellaneous		*

Total	$	*

*	To be completed by amendment.

Item 14.	Indemnification of Directors and Officers.

Shell Midstream Partners, L.P.

Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. The section of the prospectus entitled “Our Partnership Agreement—Indemnification” discloses that we will generally indemnify officers, directors and affiliates of our general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events and is incorporated herein by reference.

The underwriting agreement to be entered into in connection with the sale of the securities offered pursuant to this registration statement, the form of which will be filed as an exhibit to this registration statement, provides for indemnification of Shell Midstream Partners, L.P. and our general partner, their officers and directors, and any person who controls our general partner, including indemnification for liabilities under the Securities Act.

Shell Midstream Partners GP LLC

Subject to any terms, conditions or restrictions set forth in the limited liability company agreement, Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Under the limited liability agreement of our general partner, in most circumstances, our general partner will indemnify the following persons, to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings (whether civil, criminal, administrative or investigative):

•	any person who is or was an affiliate of our general partner (other than us and our subsidiaries);

•	any person who is or was a member, partner, officer, director, employee, agent or trustee of our general partner or any affiliate of our general partner;

•	any person who is or was serving at the request of our general partner or any affiliate of our general partner as an officer, director, employee, member, partner, agent, fiduciary or trustee of another person; and

•	any person designated by our general partner.

Our general partner will purchase insurance covering its officers and directors against liabilities asserted and expenses incurred in connection with their activities as officers and directors of our general partner or any of its direct or indirect subsidiaries.

Item 15.	Recent Sales of Unregistered Securities.

On March 19, 2014, in connection with its formation, Shell Midstream Partners, L.P. issued to (i) Shell Midstream Partners GP LLC the 2% general partner interest in the partnership for $50 and (ii) to Shell Midstream LP Holdings LLC, the 98% limited partner interest in the partnership for $50. These transactions were exempt from registration under Section 4(2) of the Securities Act as they did not involve a public offering. There have been no other sales of unregistered securities within the past three years.

Item 16.	Exhibits

The following documents are filed as exhibits to this registration statement:

Number	Description

1.1	Form of Underwriting Agreement

3.1**	Amended and Restated Certificate of Limited Partnership of Shell Midstream Partners, L.P.

3.2	Form of First Amended and Restated Agreement of Limited Partnership of Shell Midstream Partners, L.P.

3.3**	Amended and Restated Certificate of Formation of Shell Midstream Partners GP LLC

3.4	Form of First Amended and Restated Limited Liability Company Agreement of Shell Midstream Partners GP LLC

5.1**	Form of Opinion of Baker Botts L.L.P. as to the legality of the securities being registered

8.1**	Form of Opinion of Baker Botts L.L.P. relating to tax matters

10.1	Form of Contribution Agreement

10.2	Form of Omnibus Agreement

10.3	Form of Credit Agreement

10.4	Form of Shell Midstream Partners, L.P. 2014 Incentive Compensation Plan

10.5	Form of Zydeco Voting Agreement between Shell Midstream Partners, L.P. and Shell Pipeline Company LP

10.6	Form of Mars Voting Agreement between Shell Midstream Partners, L.P. and Shell Pipeline Company LP

10.7	Form of Bengal Voting Agreement between Shell Midstream Partners, L.P. and Shell Pipeline Company LP

21**	List of Subsidiaries

23.1**	Consent of PricewaterhouseCoopers LLP

23.2**	Consent of PricewaterhouseCoopers LLP

23.3**	Consent of Ernst & Young LLP

Number	Description

23.4**	Consent of Baker Botts L.L.P. (contained in Exhibit 5.1)

23.5**	Consent of Baker Botts L.L.P. (contained in Exhibit 8.1)

23.6**	Consent of Director Nominee (Curtis R. Frasier)

23.7**	Consent of Director Nominee (Susan M. Ward)

23.8**	Consent of Director Nominee (Gerard B. Paulides)

23.9**	Consent of Director Nominee (Paul R.A. Goodfellow)

23.10**	Consent of Director Nominee (Rob L. Jones)

24**	Powers of Attorney (included in signature page)

**	Previously filed

Item 17.	Undertakings

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to this offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to this offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to this offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in this offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that:

(i)	For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(ii)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(iii)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant undertakes to send to each common unitholder, at least on an annual basis, a detailed statement of any transactions with SPLC (including our general partner and its affiliates) and of fees, commissions, compensation and other benefits paid, or accrued to SPLC for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The registrant undertakes to provide to the common unitholders the financial statements required by Form 10-K for the first full fiscal year of operations of the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 8, 2014.

Shell Midstream Partners, L.P.

By:	Shell Midstream Partners GP LLC, its general partner

By:	/s/ Susan M. Ward
Susan M. Ward
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and the dates indicated.

Name	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer) and Director	October 8, 2014
Margaret C. Montana

/s/ Susan M. Ward	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 8, 2014
Susan M. Ward

*	Susan M. Ward hereby signs this Amendment No. 3 to the Registration Statement on behalf of the indicated person for whom she is attorney-in-fact pursuant to powers of attorney previously included with the Registration Statement on Form S-1 of Shell Midstream Partners, L.P. filed on June 18, 2014 with the Securities and Exchange Commission.

By:	/s/ Susan M. Ward
Susan M. Ward Attorney-in-fact

INDEX TO EXHIBIT

Number	Description

1.1	Form of Underwriting Agreement

3.1**	Amended and Restated Certificate of Limited Partnership of Shell Midstream Partners, L.P.

3.2	Form of First Amended and Restated Agreement of Limited Partnership of Shell Midstream Partners, L.P.

3.3**	Amended and Restated Certificate of Formation of Shell Midstream Partners GP LLC

3.4	Form of First Amended and Restated Limited Liability Company Agreement of Shell Midstream Partners GP LLC

5.1**	Form of Opinion of Baker Botts L.L.P. as to the legality of the securities being registered

8.1**	Form of Opinion of Baker Botts L.L.P. relating to tax matters

10.1	Form of Contribution Agreement

10.2	Form of Omnibus Agreement

10.3	Form of Credit Agreement

10.4	Form of Shell Midstream Partners, L.P. 2014 Incentive Compensation Plan

10.5	Form of Zydeco Voting Agreement between Shell Midstream Partners, L.P. and Shell Pipeline Company LP

10.6	Form of Mars Voting Agreement between Shell Midstream Partners, L.P. and Shell Pipeline Company LP

10.7	Form of Bengal Voting Agreement between Shell Midstream Partners, L.P. and Shell Pipeline Company LP

21**	List of Subsidiaries

23.1**	Consent of PricewaterhouseCoopers LLP

23.2**	Consent of PricewaterhouseCoopers LLP

23.3**	Consent of Ernst & Young LLP

23.4**	Consent of Baker Botts L.L.P. (contained in Exhibit 5.1)

23.5**	Consent of Baker Botts L.L.P. (contained in Exhibit 8.1)

23.6**	Consent of Director Nominee (Curtis R. Frasier)

23.7**	Consent of Director Nominee (Susan M. Ward)

23.8**	Consent of Director Nominee (Gerard B. Paulides)

23.9**	Consent of Director Nominee (Paul R.A. Goodfellow)

23.10**	Consent of Director Nominee (Rob L. Jones)

24**	Powers of Attorney (included in signature page)

**	Filed previously